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                                                                     Exhibit 4.2


                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

                        DATED AS OF MAY 20, 1998, BETWEEN

                    WEEKS CORPORATION AND WACHOVIA BANK, N.A.

         THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this "AMENDMENT") is effected as of February 28, 1999, by Weeks Corporation, a Georgia Corporation (the "COMPANY").

         WHEREAS, the Company and Wachovia Bank, N.A., a North Carolina corporation (the "RIGHTS AGENT") entered into that certain Rights Agreement dated as of May 20, 1998 (the "AGREEMENT");

         WHEREAS, pursuant to Section 27 of the Agreement, prior to the Stock Acquisition Date the Company may in its sole and absolute discretion and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of the Rights or the Common Stock; and

         WHEREAS, the Stock Acquisition Date has not yet occurred and the Company desires to amend the Agreement as set forth herein pursuant to Section 27 of the Agreement;

         NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Agreement as follows:

                  1. Section 1(a) of the Agreement hereby is amended by adding the following clause to the end of the definition of "Acquiring Person":

                  "; and (iv) the term "Acquiring Person" shall not include Duke Realty Investments, Inc. or an Affiliate of Duke Realty Investments, Inc. for so long as that certain Agreement and Plan of Merger, dated as of February 28, 1999, by and among Duke Realty Investments, Inc. and Weeks Corporation (the "MERGER AGREEMENT") is terminated pursuant to Section 8.1 thereof."

                  2. The Company represents and warrants that all requisite corporate and other action necessary for the valid execution and delivery of this Amendment has been duly and effectively taken.

                  3. Each capitalized term used herein without definition shall have the same meaning as is given to such term in the Rights Agreement.

                  4. The Rights Agreement as amended hereby is ratified and confirmed in all respects and shall continue in full force and effect.


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         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above by its officer thereunto duly authorized.

                                             WEEKS CORPORATION

                                             By: /s/ A. Ray Weeks, Jr.
                                                --------------------------------
                                                A. Ray Weeks, Jr.
                                                Chief Executive Officer

ACKNOWLEDGED AND AGREED TO:
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WACHOVIA BANK, N.A.


By:
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Name:
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Title:
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